EXHIBIT 99.1

First Northern Community Bancorp Welcomes Richard A. Bedoya to Its Board of Directors
FOR IMMEDIATE RELEASE

Dixon, Calif., July 22, 2025 — First Northern Community Bancorp (OTCQB: FNRN), the holding company of First Northern Bank, is pleased to announce that Richard A. Bedoya has joined its Board of Directors of both the Bank and holding company, effective July 17, 2025. Mr. Bedoya will also serve on the Bank’s Audit, Asset/Liability, and Directors Loan Committees. He succeeds Foy McNaughton, who retired from the Board on July 20, 2025, upon reaching First Northern’s mandatory retirement age for directors. Mr. McNaughton served with distinction for 25 years.
Mr. Bedoya is a seasoned business leader and entrepreneur with more than 30 years of experience spanning the automotive and agricultural industries. He currently serves as Owner and Partner at DuPratt Ford Auburn, where he brings decades of expertise in fixed operations, customer satisfaction, and business development. In addition, Mr. Bedoya is the Owner and CEO of Dixon Bee Company and the Owner of Bedoya Orchards, businesses that reflect his commitment to sustainable agriculture and innovation.
“Richard’s extensive business acumen and deep roots in our communities make him an exceptional addition to our Board,” said Jeremiah Smith, President and Chief Executive Officer of First Northern Community Bancorp and First Northern Bank. “His leadership, strategic insight, and dedication to community service align perfectly with First Northern’s mission of serving our customers and communities with integrity and excellence.”
Throughout his career, Mr. Bedoya has earned a reputation for driving growth, fostering long-term client relationships, and building high-performing teams. He has dedicated over two decades to community service, including serving as a life member and past president of the Dixon Lions Club, and volunteering in leadership roles with Davis Little League, Dixon Dolphins Swim, Dixon Rugby, and the Dixon High School Quarterback Club. He also serves on the advisory board for automotive technology at Cosumnes River College, supporting the advancement of technical education and workforce readiness.
“I am honored to join First Northern Bank’s Board of Directors,” said Mr. Bedoya. “I look forward to contributing my experience and passion to help guide the Bank’s continued growth and its commitment to increasing shareholder value.”
The other nine members of First Northern Bank’s Board of Directors include: Sean P. Quinn of Fairfield (Chairman), Richard M. Martinez of Dixon (Vice Chairman), Patrick R. Brady of Roseville, John M. Carbahal of Winters, Gregory DuPratt of Dixon, Barbara A. Hayes of Sacramento, Richard M. Martinez and Jeremiah Z. Smith of West Sacramento, and Louise A. Walker of Dixon.

-more-

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, serves Solano, Yolo, Sacramento, Placer, Colusa, and Glenn counties, as well as the west slope of El Dorado County. Experts are available in small business, commercial, real estate, and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Real estate mortgage and small-business loan officers are available by appointment at any of the Bank’s 14 branches, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn, Rancho Cordova, Colusa, Willows, and Orland. Non-FDIC insured Investment and Brokerage Services are also available at every branch location. First Northern Bank is rated as a Veribanc “Green-3 Star Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended March 31, 2025 (www.veribanc.com) and (www.bauerfinancial.com). For additional information, please visit thatsmybank.com or call (707) 678-7742. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
This press release and other public statements may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about the Company’s performance and strategic initiatives, and focus on improving shareholder value, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

Media Contact:
Mike Webber, Senior Vice President and Marketing & Communications Director
(916) 570-1235
mwebber@thatsmybank.com